Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Majesco Entertainment Company

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-136260) of Majesco Entertainment Company and Subsidiary (the “Company”) and Forms S-3 (333-173863; 333-122519; 333-115822; 333-121640; 333-135463; 333-146253; and 333-159980) of our report dated January 28, 2010, on our audit of the consolidated financial statements for the year ended October 31, 2009, which report is included in this Annual Report on Form 10-K.

AMPER, POLITZINER & MATTIA, LLP

January 17, 2012
Edison, New Jersey